UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

March 24, 2009

CONN’S, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50421	06-1672840
(Commission File Number)	(IRS Employer Identification No.)

3295 College Street
Beaumont, Texas  77701
(Address of Principal Executive
Offices and zip code)

(409) 832-1696
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Principal Officer.

On March 24, 2009, our Board of Directors appointed Timothy L. Frank as our Chief Executive Officer effective June 2, 2009, to complete the transition from his previously appointed position as CEO designate.  Mr. Frank has served on our board of directors since his appointment by the board of directors on November 23, 2008, to fill the newly created tenth board position.  Mr. Frank was elected Chief Executive Officer Designate on June 3, 2008 by our Board of Directors, President of our Company by our board of directors on March 28, 2006, effective April 1, 2006, and Chief Operating Officer effective June 1, 2007.  Mr. Frank has previously served as our Senior Vice President – Retail from May, 2005.   He joined us in September 1995 and has served in various roles throughout our Company, including Director of Advertising, Director of Credit, Director of Legal Collections, Director of Direct Marketing, and as Vice President of Special Projects.  Prior to joining our Company, Mr. Frank served in various marketing positions with a nationally known marketing consulting company.  Mr. Frank holds a B.S. in Liberal Arts from Texas A&M University and an M.B.A. in Marketing from the University of North Texas.  Mr. Frank has also completed a post-graduate program at Harvard University.  Mr. Frank is the son of Thomas J. Frank, Sr., our Chairman and Chief Executive Officer.  Mr. Frank is 41 years old.

Item 9.01(c) Exhibits.

Exhibit 99.1        Press Release, dated March 25, 2009, Appointment of Director and Principal Officers

All of the information contained in Item 9.01(c) in this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	March 25, 2009	By:	/s/ Michael J. Poppe
Michael J. Poppe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 25, 2009, Announcement of Management Changes